                                                                    EXHIBIT 11.1
                               ARIS CORPORATION

       COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                           For the Quarter Ended           For the Six Months Ended
                                        ----------------------------      --------------------------
                                          June 30,         June 30,        June 30,         June 30,
                                           1997             1996            1997             1996
                                        ----------       ----------      -----------      -----------
Net income                             $ 1,303,000      $   789,000      $ 2,347,000      $ 1,295,000
                                        ==========       ==========      ===========      ===========
Applicable common shares:
  Weighted average outstanding
    during the period                    7,612,089        7,841,666        7,687,243        7,840,689
   Weighted average outstanding
    stock options (1)                      770,103          779,692          770,103          779,692
                                        ----------       ----------      -----------      -----------
    Weighted average number of
    common and common share
    equivalent shares outstanding        8,382,192        8,621,358        8,457,346        8,620,381
                                        ==========       ==========      ===========      ===========
Net income per common share             $     0.16       $     0.09      $      0.28      $      0.15
                                        ==========       ==========      ===========      ===========

                  PRO FORMA COMPUTATION OF PER SHARE EARNINGS

    In February 1997, Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128), was issued. This pronouncement modifies the calculation and disclosure of earnings per share (EPS) and will be adopted by the Company in its financial statements for the year ending December 31, 1997. The following discloses the earnings per share calculations in accordance with the provisions of SFAS 128.

                                          For the Quarter Ended           For the Six Months Ended
                                       ----------------------------       --------------------------
                                        June 30,         June 30,         June 30,         June 30,
                                          1997             1996             1997             1996
                                       ----------       ----------       ----------       ----------
Net income                             $ 1,303,000      $   789,000      $ 2,347,000      $ 1,295,000
                                       ===========      ===========      ===========      ===========
Applicable common shares:
  Weighted average outstanding
    during the period                    7,612,089        7,841,666        7,687,243        7,840,689

Dilutive effect of outstanding
  stock options
    Weighted average outstanding
      stock options (1)                    770,103          779,692          770,103          779,692
                                        ----------       ----------      -----------      -----------

    Weighted average number of
      common shares outstanding for
      use in computing earnings
      per share -- assuming dilution     8,382,192        8,621,358        8,457,346       8,620,381
                                        ==========       ==========      ===========     ===========

Net income per common share             $     0.17       $     0.10      $      0.31     $      0.17
                                        ==========       ==========      ===========     ===========
Net income per common share
  -- assuming dilution                  $     0.16       $     0.09      $      0.28     $      0.15
                                        ==========       ==========      ===========     ===========

(1) Based on the treasury stock method.